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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): February 15, 1997


                      AMERICAN BUSINESS INFORMATION, INC.
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            (Exact name of Registrant as specified in its charter)

           Delaware                       0-19598                47-0751545
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              5711 S. 86th Circle
                            Omaha, Nebraska  68127
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         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code:  (402) 593-4500

                                Not Applicable
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         (Former name or former address, if changed since last report)

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Item 2.   Acquisition and Disposition of Assets
          -------------------------------------

          On February 15, 1997, pursuant to an Agreement and Plan of Reorganization dated February 11, 1997 (the "Reorganization Agreement"), among the Registrant, info USA, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Sub"), and DBA Holdings, Inc., a New Jersey corporation ("DBA"), and a related Agreement and Plan of Merger dated February 11, 1997 (the "Merger Agreement") between Sub and DBA, DBA was merged with and into Sub and the separate corporate existence of DBA ceased while Sub continued as the surviving corporation.

          As a result of the merger, the outstanding DBA Class A Voting and Class B Non-Voting Common Stock (the "DBA Common Stock") was exchanged for a "Preliminary Purchase Price" consisting of an aggregate of approximately 2,180,747 shares of the Registrant's Common Stock and approximately $48,630,650 in cash. However, these numbers will be adjusted upon determination of the "Final Purchase Price." The Final Purchase Price is based upon DBA's revenues for the year ended January 31, 1997 and its tangible net assets as of January 31, 1997, as set forth in DBA's audited financial statements for the year ended January 31, 1997, as well as other factors, as set forth in Section 1.4 (h) of the Reorganization Agreement. The Final Purchase Price is expected to be determined on or before April 13, 1997.

          Cash payments for the Preliminary Purchase Price and Final Purchase Price have been funded by First Union National Bank of North Carolina (the "Bank") in the amount of $65 million according to a Loan Agreement, dated February 14, 1997, between the Registrant and the Bank.

          The acquisition of DBA is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

          Each shareholder of DBA who was an affiliate of DBA under the Securities Act of 1933, as amended (the "Securities Act") agreed to certain restrictions on transfer with respect to the shares of Common Stock of the Registrant acquired by such shareholder in the merger.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a)  Financial Statements of Business Acquired
               -----------------------------------------

                    It is impracticable to provide the required financial statements as of the filing of this report. Registrant expects that the required financial statements will be filed by April 29, 1997.

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          (b)  Pro Forma Financial Information
               -------------------------------

                    It is impracticable to provide the required pro forma financial information for the Registrant and DBA as of the filing of this report. Registrant expects that the required pro forma financial information will be filed by April 29, 1997.

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          (c)  Exhibits
               --------

                    10.9  Agreement and Plan of Reorganization
                    between American Business Information, Inc., info USA, Inc. and the Shareholders of DBA, as defined in the agreement, dated February 11, 1997 together with all exhibits thereto.

                    10.10 Agreement and Plan of Merger by and between info USA, Inc. and DBA Holdings, Inc.
                    dated February 11, 1997.

                    10.11 Loan Agreement between American
                    Business Information, Inc. and First Union
                    National Bank of North Carolina, dated
                    February 14, 1997, together with all exhibits thereto.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         AMERICAN BUSINESS INFORMATION, INC.


                                  /s/ Jon H. Wellman
Date: February 28, 1997       By:________________________________________
                              Jon H. Wellman
                                   President and Chief Operating Officer,
                                   acting Chief Financial Officer

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                               INDEX TO EXHIBITS


EXHIBIT        DESCRIPTION
NUMBER


10.9           Agreement and Plan of Reorganization
               dated February 11, 1997 together with
               all exhibits thereto.

10.10          Agreement and Plan of Merger
               dated February 11, 1997.

10.11          Loan Agreement with First Union National
               Bank of North Carolina dated February 14, 1997 together with all exhibits thereto.